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                         [Arthur Andersen Letterhead]



February 2, 1998




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sirs:

We have read Item 4, as amended, included in the attached Form 8-K/A dated February 2, 1998 of Freeport-McMoRan Resource Partners, Limited Partnership to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,



/s/ Arthur Andersen LLP


Enclosure


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